Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-78220 and 33-78222 of NSD Bancorp, Inc. on Form S-8 of our report dated January 31, 2003, appearing in this Annual Report on Form 10-K of NSD Bancorp, Inc. for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

Pittsburgh, PA
March 27, 2003